Exhibit 99.1
NASH FINCH ANNOUNCES ORGANIZATIONAL AND SENIOR EXECUTIVE CHANGES
Company Forms Dedicated Supply Chain Management Group, Strengthens Food Distribution
Group and Heightens Emphasis on Growth and Development of Military Distribution
MINNEAPOLIS (July 31, 2006) – Nash-Finch Company (NASDAQ: NAFC), a leading national food distributor, today announced several organizational changes to improve its operational structure and bolster its senior executive team. The Company expects these changes will sharpen its focus within each business unit, enhance its ability to realize operational efficiencies, leverage talent and provide customers with the highest quality products and services. As a result of the executive changes, and pursuant to certain retention agreements, the Company expects to take a charge of approximately $4 million in the 3rd quarter 2006.
Supply Chain Management
As part of the Company’s organizational improvements, Nash Finch is creating a Company-wide Supply Chain Management group, which will be directed by Jeffrey E. Poore in his new role as Executive Vice President, Supply Chain Management. Mr. Poore was previously Senior Vice President, Military, and prior to joining Nash Finch, served as Vice President of Logistics of Richfood Holdings, Inc. Certain functions that were previously part of the Company’s Food Distribution business will be transitioned into Supply Chain Management, including warehouse operations, transportation, and procurement functions. The formation of this dedicated group will create a central control point of all supply chain management operations and is expected to improve operational efficiencies and performance.
Military Distribution
The Company’s Military Distribution business will be organized within Supply Chain Management, thereby leveraging efficiencies between the similar logistical functions of these two businesses. The business will be led by newly named Senior Vice President, Edward L. Brunot, who will report to Mr. Poore. Mr. Brunot’s extensive industry experience includes three years at AmeriCold Logistics, where he was recently the Senior Vice President, Operations. He also served as a Captain in the United States Army and is a graduate of the United States Military Academy, West Point. Going forward, the Company intends to focus on aggressively pursuing the significant near and long-term growth opportunities in its Military Distribution business.
Food Distribution
Nash Finch is consolidating all customer related activities, (i.e., merchandising and sales) into its Food Distribution group. This enhancement, along with the transition of certain Food Distribution logistics into Supply Chain Management, will enable Food Distribution to sharpen its focus on growing sales, providing superior customer service and improving its retail execution. The Company expects to name a new Executive Vice President to lead this business shortly. In the interim, the Company’s President and Chief Executive Officer, Alec C. Covington, will assume full responsibilities for Food Distribution. Additionally, Terry Littrell, who previously held the position of Senior Vice President, Food Distribution, will assume the position of Vice President Food Distribution, Southeast region.
Other Management Changes
In addition to these organizational changes, Nash Finch announced today that LeAnne M. Stewart, Senior Vice President, Chief Financial Officer (CFO) and Treasurer, has announced her intention to resign her position. Nash Finch has retained an executive search firm to conduct a search for a new CFO, and the Company thanks Ms. Stewart for agreeing to stay in order to assist in a smooth and orderly transition. Joe R. Eulberg, Senior Vice President, Human Resources, and Bruce A. Cross, Executive Vice President, Merchandising will also be leaving the Company.
The Company also announced the naming of Calvin S. Sihilling as Executive Vice President and Chief Information Officer. Mr. Sihilling previously served as CIO for AmeriCold Logistics as well as CIO for Richfood Holdings, Inc. Further, the Company bolstered the responsibilities of the CIO position to include oversight of process development and controls across the organization, in addition to management of information technology for the Company. Mr. Sihilling will also coordinate closely with senior management in the development and execution of the Company’s strategy.

Additionally, Kathleen M. Mahoney, who has been serving as the Company’s interim Secretary and General Counsel and formerly served as Vice President, Deputy General Counsel, has been appointed Senior Vice President, Secretary and General Counsel. In this role, Ms. Mahoney will focus on enhancing the legal and risk management areas of the Company.
Commenting on today’s announcement, Alec C. Covington, President and Chief Executive Officer, said, “The enhancements to Nash Finch’s organizational structure better position us to drive productivity, strengthen the operations of each business group and hone our competitive edge in the industry. With a tighter, more focused organizational structure and a highly qualified team of seasoned professionals who bring unparalleled industry expertise and leadership skills to the Company, we can now leverage talent more efficiently to achieve our business goals.”
Covington continued, “On behalf of the Company, I would like to welcome Calvin Sihilling and Edward Brunot to the Company, and to congratulate Jeff Poore and Kathleen Mahoney on their well deserved promotions. I have great confidence that we are putting together a strong team that will energize Nash Finch, build on the Company’s 100-year history as an industry leader and deliver value for our shareholders.”
Biographies:
Jeffrey E. Poore – Executive Vice President, Supply Chain Management
Mr. Poore joined Nash Finch in May of 2001 as Vice President of Distribution and Logistics, at which time he was responsible for overseeing and managing the Company’s warehouse, transportation and logistics operations. In August 2004, Mr. Poore was named Senior Vice President Military. Since that time, he has had oversight for Nash Finch’s Military Business Segment. Prior to joining Nash Finch, he was Vice President of Logistics for the Eastern Region of Richfood Holdings, Inc.\ SuperValu Inc. He has also served in a variety of strategic and distribution roles for Computer Sciences, Hills Department Stores, Payless ShoeSource and Payless Cashways. Mr. Poore holds a BA in Business Administration from Loyola Marymount University.
Calvin S. Sihilling – Executive Vice President and Chief Information Officer
Mr. Sihilling most recently served as CIO of AmeriCold Logistics, a leading third-party provider of supply chain solutions in the consumer packaged goods industry, where he was responsible for the oversight of Information Technology (IT), Transportation, Project Support, and the National

Service Center. While working in this capacity for five years, some of his many accomplishments included innovating transportation programs, improving IT solutions and pioneering and leading successful turnaround plans for underperforming areas of the Company. Before that, Mr. Sihilling was CIO of the Eastern Region of Richfood Holdings, Inc./SuperValu Inc. for three years. In the ten years prior, he was Vice President, Information Systems at Alex Lee, Inc. Prior to that, Mr. Sihilling also held various leadership positions servicing IT systems at such companies as Pepsico Food Systems, Dr. Pepper Company and Electronic Data Systems. Mr. Sihilling holds a BS from the Northrop Institute of Technology.
Edward L. Brunot – Senior Vice President, Military
Mr. Brunot served from 2002-2006 as the Senior Vice President of Operations at AmeriCold Logistics. While working at the Company, Mr. Brunot had financial and operational oversight of 29 facilities within eight western states. He has also served in a variety of distribution and logistics leadership roles for CS Integrated, Power Logistics, and Exel Logistics. Mr. Brunot holds a BS from the United States Military Academy at West Point and an MS from the University of Scranton.
Kathleen M. Mahoney – Senior Vice President, Secretary and General Counsel
Ms. Mahoney most recently served as interim Secretary and General Counsel at Nash Finch. She joined the Company in 2004 as Vice President, Deputy General Counsel. Prior to working at Nash Finch, she was the Managing Partner in the St. Paul Office of Larson King, LLP. Previously, she spent 13 years with the law firm of Oppenheimer, Wolff & Donnelly, LLP, where she served in a number of capacities, including Managing Partner of the St Paul Office, Chair of the Labor and Employment Practice Group and Chair of the EEO Committee. Ms. Mahoney also served as Special Assistant Attorney General in the Minnesota Attorney General’s Office for six years. Ms. Mahoney earned her JD degree from Syracuse University College of Law, Cum Laude, and a BA from Keene State College. Ms. Mahoney is a member of the American Bar Association and the Minnesota State, Wisconsin State and Ramsey County Bar Associations.

     Nash Finch is a Fortune 500 company and one of the leading food distribution companies in the United States. Nash Finch’s core business, food distribution, serves independent retailers and military commissaries in 31 states, the District of Columbia, Europe, Cuba, Puerto Rico, Iceland, the Azores and Honduras. The Company also owns and operates a base of retail stores, primarily supermarkets under the Econofoods®, Family Thrift Center® and Sun Mart® trade names. Further information is available on the Company’s website at www.nashfinch.com.
# # #
CONTACTS:
Investor/Media Inquiries: 952-857-4187

5